UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
June 3, 2020

Walmart Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	New York Stock Exchange
1.900% Notes Due 2022	WMT22	New York Stock Exchange
2.550% Notes Due 2026	WMT26	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
On June 3, 2020, Walmart Inc. (the “Company”) held its Annual Shareholders’ Meeting (the “Meeting”). As of the close of business on April 9, 2020, the record date for the Meeting, there were 2,833,701,902 shares of the Company’s common stock outstanding, with each share entitled to one vote. The holders of 2,598,667,821 shares of the Company’s common stock were present in person or represented by proxy during the Meeting. During the Meeting, the Company’s shareholders voted on the matters set forth below.
Election of Directors
The Company’s shareholders elected for one-year terms all eleven persons nominated for election as directors as set forth in the Company’s proxy statement dated April 23, 2020. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Cesar Conde	2,370,556,237	6,481,221	2,904,992	218,725,371
Timothy P. Flynn	2,360,461,678	16,603,216	2,877,556	218,725,371
Sarah J. Friar	2,371,149,112	5,971,282	2,822,056	218,725,371
Carla A. Harris	2,356,180,676	20,948,312	2,813,462	218,725,371
Thomas W. Horton	2,297,904,160	79,142,457	2,895,833	218,725,371
Marissa A. Mayer	2,359,693,170	17,471,975	2,777,305	218,725,371
C. Douglas McMillon	2,361,386,430	15,725,183	2,830,837	218,725,371
Gregory B. Penner	2,293,482,720	83,533,542	2,926,188	218,725,371
Steven S Reinemund	2,337,534,887	39,494,360	2,913,203	218,725,371
S. Robson Walton	2,306,346,374	70,820,622	2,775,454	218,725,371
Steuart L. Walton	2,308,463,422	68,658,969	2,820,059	218,725,371
Company Proposals
Advisory Vote on Executive Compensation. The Company’s shareholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement dated April 23, 2020. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
2,239,910,482	135,055,006	4,976,962	218,725,371

Ratification of Independent Accountants. The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered accountants for the fiscal year ending January 31, 2021. The votes on this proposal were as follows:

For	Against	Abstain
2,556,995,365	39,286,802	2,385,654
There were no broker non-votes with respect to this proposal.

ASDA Sharesave Plan 2000. The Company’s shareholders voted upon and approved an amendment to increase the number of shares available for issuance under the ASDA Sharesave Plan 2000, as described in the Company’s proxy statement dated April 23, 2020. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
2,331,010,213	45,179,336	3,752,901	218,725,371

Shareholder Proposals

The Company’s shareholders voted upon and rejected a shareholder proposal requesting a report on the impacts of single-use plastic bags. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
402,379,415	1,967,318,008	10,245,027	218,725,371

Next, the Company’s shareholders voted upon and rejected a shareholder proposal requesting a report on supplier antibiotics use standards. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
89,840,521	2,279,991,813	10,110,116	218,725,371

Then, the Company’s shareholders voted upon and rejected a shareholder proposal requesting the adoption of a policy to include hourly associates among the pool of potential director candidates. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
44,749,885	2,329,450,623	5,741,942	218,725,371

Finally, the Company’s shareholders voted upon and rejected a shareholder proposal requesting that the company take specific steps to strengthen the prevention of workplace sexual harassment. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
312,085,162	2,056,867,464	10,989,824	218,725,371

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 5, 2020

WALMART INC.

By:	/s/Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President and Chief Counsel, Finance and Corporate Governance